Exhibit 10.9

AMENDMENT NO. 01

TO

AGREEMENT

THIS AMENDMENT NO. 01 (the “Amendment”), dated effective June 28, 2021 (the “Amendment No. 1 Effective Date”), by and among Master Goblin Games LLC (“Master Goblin”) and AutoLotto, Inc. dba Lottery.com (“Company”), amends that certain Partnership Agreement by and between Master Goblin and Company (the “Agreement”).

RECITALS:

A.	Master Goblin and Company entered into the Agreement regarding Master Goblin’s provision of certain services to Company; and

B.	Master Goblin and Company wish to modify the Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the promises set forth herein and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

1.	Definitions. Except as otherwise indicated, capitalized terms in used in this Amendment not otherwise defined shall have the same meanings as in the Agreement.

2.	Name. The name of the Agreement shall be and hereby is amended and restated as the “Services Agreement” and all references to “Partnership Agreement” set forth in the Agreement shall be and hereby are replaced with reference to Services Agreement as though originally set forth therein.

3.	Amendment. Except as specifically amended hereby, the Agreement remains in full force and effect in accordance with the terms thereof. In the event of a conflict between the terms of this Amendment and the Agreement, this Amendment shall control.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives as of the Amendment No. 01 Effective Date.

Master Goblin Games, LLC		AutoLotto, Inc.

By:	/s/ Ryan Dickinson	By:	/s/ Anthony DiMatteo
Name:	Ryan Dickinson	Name:	Anthony DiMatteo
Its:	Manager	Its:	Chief Executive Officer

1 | Confidential | Proprietary | ©AutoLotto2021